Exhibit 99.1
For immediate release
NUCRYST Pharmaceuticals announces year-end results
Company to pursue 510(k) approval for microbial barrier cream
Wakefield, Massachusetts — February 14, 2007 — NUCRYST Pharmaceuticals Corp. today announced that for the year ended December 31, 2006, it recorded a net loss of $10.5 million, or 58 cents per share on revenues of $24.4 million, compared to a net loss of $2.6 million, or 27 cents per share on revenues of $23.6 million in the previous year. The 2005 results were aided by a $5-million milestone payment whereas no milestone was earned in 2006.
The higher net loss for the year is attributable to higher general and administrative costs as a result of becoming a public company in December 2005 and higher research and development costs relating to the continuation into the third quarter of 2006 of the second Phase 2 dermatological clinical study that commenced in the third quarter of 2005.
For the three months ended December 31, 2006, the company posted a net loss of $1.6 million, or 9 cents per share, on revenues of $4.5 million compared to a net loss of $2.8 million, or 29 cents per share, on revenues of $4.8 million in the fourth quarter of 2005.
At December 31, 2006, NUCRYST had $19 million in cash and cash equivalents.
“2006 represented our first year as a publicly traded company,” said Scott H. Gillis, President & CEO of NUCRYST. “Our wound care manufacturing business continued to grow through our relationship with Smith & Nephew plc. In 2007, we will continue with our pharmaceutical gastrointestinal program and plan to pursue short and medium term product opportunities for our unique, patent-protected nanocrystalline silver.”
In the fourth quarter of 2006, NUCRYST reported cancellation of the clinical program for topical formulation of NPI 32101 as a pharmaceutical candidate for the treatment of atopic dermatitis. In response to this outcome, NUCRYST intends to implement a limited restructuring of the company’s operations in the first quarter of 2007 to preserve its cash position. This will include shifting the focus of research and development efforts from clinical work towards preclinical work for NUCRYST’s nanocrystalline technology and exploring near term revenue opportunities.
As the first near term opportunity, NUCRYST is pursuing a 510(k) clearance to market a moisturizing cream containing NPI 32101, NUCRYST’s patent-protected nanocrystalline silver, as a barrier to infection. The company filed a 510(k) application with the US Food & Drug Administration in December 2006. The NPI 32101 cream has a good safety profile, a stable formulation and is cosmetically-acceptable. If FDA clearance is received, NUCRYST intends to seek a partner with a specialized dermatology sales force to bring the product to market.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark. Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
A more detailed discussion of NUCRYST’s 2006 year end results can be found in the 2006 Consolidated Financial Statements and Management’s Discussion and Analysis, which will be available at www.sec.gov/edgar.com and www.sedar.com. NUCRYST filings are also available at www.nucryst.com/Regulatory_Filings.htm.

For more information contact:
David Wills
Investor Relations
NUCRYST Pharmaceuticals Corp.
(416) 504-8464
info@nucryst.com
www.nucryst.com
All amounts in US dollars
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
Acticoat™ is a trademark of Smith & Nephew plc
The financial results in this news release are unaudited, and are not a complete disclosure of our quarterly or annual financial results.
Some of the statements above may constitute forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward looking statements”). The words “intends”, “will”, and “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: prospects and plans for the development of future products containing our nanocrystalline silver, plans for our gastrointestinal program, plans for restructuring our operations, regulatory approval of our barrier cream, and plans and prospects for our barrier cream. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: difficulties or delays in the initiation, timing, progress and results of our preclinical trials and research and development programs; we may not be able to obtain and retain regulatory approval for our barrier cream and any future products; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; we may not be able to establish or maintain sales and marketing collaborations for our barrier cream; we may not be able to attract and retain collaborations relating to the development and commercialization of future products; our restructuring plans may not be sufficient to conserve cash and control expenses; competition from other silver-based pharmaceutical or medical device companies; our ability to raise additional financing required to fund further research and development, clinical studies and obtain regulatory approvals, on commercially acceptable terms or at all; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with governmental regulations and standards; changes in general economic conditions; other risks and uncertainties unidentified at this time; management’s response to these factors; and other factors described under “Risk Factors” in our Quarterly Report on 10-Q for the quarter ended September 30, 2006, filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities authorities in Canada at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

NUCRYST PHARMACEUTICALS CORP.
Financial Highlights
 (unaudited)
(thousands of U.S. dollars except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Consolidated Statements of Operations	2006	2005	2006	2005

Revenue	$4,539	$4,780	$24,369	$23,636
(Loss) income from operations	(3,020)	(1,906)	(11,048)	856
Net (loss) income	(1,600)	(2,835)	(10,499)	(2,641)
Net (loss) income per common share
- basic and diluted	(0.09)	(0.29)	(0.58)	(0.27)
Weighted average number of common shares outstanding
- basic	18,301,264	9,874,239	17,964,332	9,764,486
- diluted	18,301,264	9,874,239	17,964,332	9,764,486

	December 31,
Consolidated Balance Sheets	2006	2005

Cash and cash equivalents	$18,926	$35,901
Current assets	33,591	48,992
Total assets	45,892	59,460
Current liabilities	2,306	45,691
Shareholders’ equity	43,586	13,769

	Three Months Ended December 31,		Twelve Months Ended December 31,
Other Data	2006	2005	2006	2005

Revenue
Wound care product revenue	$4,539	$4,780	$24,369	$18,636
Milestone revenue	—	—	—	5,000

Total revenue	$4,539	$4,780	$24,369	$23,636

Manufacturing costs	$2,750	$2,739	$16,053	$10,015

Gross margin excluding milestone revenue	$1,789	$2,041	$8,316	$8,621

Gross margin percent excluding milestone revenue	39.4%	42.7%	34.1%	46.3%

NUCRYST Pharmaceuticals Corp.
 Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(thousands of U.S. dollars except share and per share data)	2006	2005	2006	2005

Revenue
Wound care product revenue	$4,539	$4,780	$24,369	$18,636
Milestone revenue	—	—	—	5,000

	4,539	4,780	24,369	23,636

Costs
Manufacturing	2,750	2,739	16,053	10,015
Research and development	1,862	2,683	11,162	8,520
General and administrative	1,812	1,188	6,723	3,945
Depreciation and amortization	86	76	430	300
Write down of capital assets	1,049	—	1,049	—

(Loss) income from operations	(3,020)	(1,906)	(11,048)	856

Foreign exchange gains (losses)	1,109	116	(298)	193
Interest income	242	12	1,123	12
Interest expense	—	(967)	(310)	(3,540)

Loss before income taxes and cumulative effect of a change in accounting principle	(1,669)	(2,745)	(10,533)	(2,479)
Current income tax recovery (expense)	69	(90)	41	(162)

Loss before cumulative effect of a change in accounting principle	(1,600)	(2,835)	(10,492)	(2,641)
Cumulative effect of a change in accounting principle	—	—	(7)	—

Net loss	$(1,600)	$(2,835)	$(10,499)	$(2,641)

Loss per common share
Net loss — basic and diluted	$(0.09)	$(0.29)	$(0.58)	$(0.27)

Weighted average number of common shares outstanding:
- basic	18,301,264	9,874,239	17,964,332	9,764,486
- diluted	18,301,264	9,874,239	17,964,332	9,764,486

NUCRYST Pharmaceuticals Corp.
 Consolidated Balance Sheets
(unaudited)

	December 31	December 31
(thousands of U.S. dollars, except share data)	2006	2005

ASSETS

Current
Cash and cash equivalents	$18,926	$35,901
Accounts receivable — net	7,041	6,401
Inventories	7,297	6,569
Other	327	121

	33,591	48,992

Restricted cash	135	130
Capital assets — net	11,350	9,464
Intangible assets — net	816	874

	$45,892	$59,460

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	$2,261	$4,991
Accounts payable and accrued liabilities to related party	45	1,058
Indebtedness to related party	—	39,642

	2,306	45,691

Shareholders’ equity
Common shares no par value, unlimited shares authorized:
issued and outstanding — 18,309,613 and 14,227,500 shares at December 31, 2006 and 2005, respectively	82,672	42,629
Additional paid-in capital	482	—
Accumulated other comprehensive loss	(5,490)	(5,281)
Accumulated deficit	(34,078)	(23,579)

Total shareholders’ equity	43,586	13,769

NUCRYST Pharmaceuticals Corp.
Consolidated Cash Flow Statements
(unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(thousands of U.S. dollars)	2006	2005	2006	2005

Operating activities
Net loss	$(1,600)	$(2,835)	$(10,499)	$(2,641)
Items not affecting cash
Depreciation and amortization	396	376	1,656	1,282
Foreign exchange loss	—	—	(356)	—
Stock-based compensation expense	147	—	496	—
Write down of capital assets	1,049	—	1,049	—
Cumulative effect of a change in accounting principle	—	—	7	—
Accounts receivable	1,269	3,713	(606)	(2,000)
Inventories	(534)	(1,396)	(777)	(3,612)
Other	71	(37)	(212)	22
Accounts payable and accrued liabilities	(1,079)	1,606	(2,376)	1,191
Accounts payable and accrued liabilities to related party	(513)	1,058	(969)	1,058
Accrued interest on indebtedness to related party	—	(386)	—	2,589

Cash (used in) provided from operating activities	(794)	2,099	(12,587)	(2,111)

Investing activities
Restricted cash	(1)	—	(5)	(2)
Purchase of short-term investments	—	—	(22,191)	—
Maturity of short-term investments	—	—	22,748	—
Capital expenditures	(632)	(477)	(4,978)	(3,784)
Intangible assets	(32)	(20)	(153)	(127)

Cash used in investing activities	(665)	(497)	(4,579)	(3,913)

Financing activities
Issuance of common shares, net of share issuance costs	36	39,095	286	39,095
Net (repayments to) advances from related party	—	(5,478)	—	1,662

Cash provided from financing activities	36	33,617	286	40,757

Effect of exchange rate changes on cash and cash equivalents	(826)	253	(95)	220

Net (decrease) increase in cash and cash equivalents	(2,249)	35,472	(16,975)	34,953
Cash and cash equivalents at beginning of period	21,175	429	35,901	948

Cash and cash equivalents at end of period	$18,926	$35,901	$18,926	$35,901

NUCRYST Pharmaceuticals Corp.
Consolidated Statements of Shareholders’ Equity
(unaudited)

				Accumulated
	Common Shares		Additional	Other		Total
			Paid-in	Comprehensive	Accumulated	Comprehensive
(thousands of U.S. dollars, except share data)	Number	Stated Amount	Capital	Loss	Deficit	Loss

December 31, 2004	9,727,500	$3,534	$—	$(4,180)	$(20,938)

Issuance of common shares	4,500,000	39,095	—	—	—	$—
Foreign currency translation adjustments	—	—	—	(1,101)	—	(1,101)
Net loss	—	—	—	—	(2,641)	(2,641)

December 31, 2005	14,227,500	42,629	—	(5,281)	(23,579)	(3,742)

Issuance of common shares upon conversion of indebtedness to related party	3,964,200	39,642	—	—	—	—
Issuance of common shares in connection with restricted shares and exercises of stock options and share appreciation rights	117,913	401	—	—	—	—
Stock-based compensation	—	—	482	—	—	—
Foreign currency translation adjustments	—	—	—	(209)	—	(209)
Net loss	—	—	—	—	(10,499)	(10,499)

December 31, 2006	18,309,613	$82,672	$482	$(5,490)	$(34,078)	$(10,708)